Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned individually acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of such person and that subsequent amendments to this statement on Schedule 13D may be filed on behalf of such person without the necessity of filing an additional joint filing agreement.

Dated: December 22, 2022	/s/ Sam Zaid
Samir M. Zaid

ZAID HOLDINGS LLC

	By:	/s/ Sam Zaid
	Name:	Sam Zaid
	Title:	Member